UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: February 24, 2011

MASTERBEAT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	333-144982	26-0252191
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

120 Wall Street
Suite 2401
New York, New York 10016
(Address of principal executive offices)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 24, 2011, the Company consummated its acquisition of AudioStreet, Inc., a privately-owned media company whose principal assets consist of website communities primarily focused on music-based content: AudioStreet.net, MixStreet.net and LiveMansion.com.
.
The purchase price was 25,000,000 shares of our common stock to the shareholders of AudioStreet, Inc.  There were no material relationships between the Company or any of its affiliates and AudioStreet prior to entering into the agreement to merge.

At this time, the Registrant intends to carry on the business of Masterbeat.com as well as the business of AudioStreet.net and MixStreet.net.  MasterBeat is an online digital music store offering millions of tracks for legal paid download.   Specializing in dance music, the website features hard-to-obtain remixes from the major record labels (Universal Music Group, SONY BMG, Warner Music Group, and EMI) as well as music from thousands of independent labels, worldwide. AudioStreet.net and MixStreet.com were launched in 2004 and 2005, respectively, as online destinations for musicians, DJs and music mixologists. The sites provide a platform for artist discovery and for the promotion and distribution of new music from independent producers.

CHANGES TO THE BOARD OF DIRECTORS AND OFFICERS

At the effective date of the acquisition, Brett Henrichsen, Jon Biondo, and Theodore Green resigned as members of the Board and Chris Messalas and Jan E. Chason were appointed to the Board.  In addition, Chris Messalas was appointed Chief Executive Officer and Jan E. Chason was appointed Chief Operating Officer and Chief Financial Officer.  Brett Henrichsen, formerly the Company’s CEO, was appointed the Chief Creative Officer.

ACCOUNTING TREATMENT

The acquisition is being  accounted  for as a "reverse  merger,"  since the former  stockholders of AudioStreet own a majority of the  outstanding  shares of the  Registrant's  common  stock  immediately following the transaction.  AudioStreet is deemed to be the accounting acquirer in the reverse merger. Accordingly, AudioStreet’s historical financial statements for periods prior to the acquisition become those of the acquirer retroactively restated for the equivalent number of shares received in the transaction. The accumulated deficit of AudioStreet is carried forward after the reverse merger transaction. Operations prior to the acquisition are those of AudioStreet. Earnings per share for the period prior to the reverse merge are restated to reflect the equivalent number of shares outstanding.

The financial statements of the acquired businesses and the required pro forma financial information will be filed on Form 8-K on or before May 10, 2011.

A copy of the press release announcing this transaction is attached as an exhibit to this report.

ITEM 4.01 - CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

On February 24, 2011, our Board of Directors voted to terminate our engagement of Lake & Associates CPA's LLC as our independent registered public accounting firm and to engage Rosenberg Rich Baker Berman & Company (“RRBB”) as our independent registered public accounting firm to audit our financial statements for the year ended December 31, 2010.

 Lake’s report on the financial statements for each of the past two years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or auditing principles, except the reports include explanatory paragraphs related to the Company’s ability to continue as a going concern.

During the two most recent fiscal years and the interim period preceding the dismissal, there were no disagreements with the former accounting firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

We have not consulted with RRBB during our two most recent fiscal years or through February 24, 2011 regarding the application of accounting principles to specific transactions, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements as well as any matters or reportable events described in Items 304(a)(2)(i) or (ii) of Regulation S-K.

ITEM 5.01 - CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

All of the Registrant’s officer and directors, except Dick Wingate, Chairman resigned as of February 23, 2011, effective upon the closing of the acquisition. Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired.

(TO BE FILED BY AMENDMENT)

(b) Pro Forma Financial Information.

(TO BE FILED BY AMENDMENT)

(c) Exhibits.

The exhibits listed in the following  Exhibit  Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1	Acquisition Agreement, dated February 24, 2011

16.1	Letter from Lake & Associates, CPA’s LLC

99.1	Press Release, dated February 25, 2011

SIGNATURE

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

MASTERBEAT CORPORATION

Date: February 25, 2011	/s/ Chris Messalas
Chris Messalas, CEO

EXHIBIT INDEX

Exhibit No.	Description

2.1	Acquisition Agreement, dated February 24, 2011

16.1	Letter from Lake & Associates, CPA’s LLC

99.1	Press Release, dated February 25, 2011